Exhibit 99.2

West Pharmaceutical Services Provides Update on Plant Explosion

LIONVILLE, Penn.--Jan. 30, 2003--Don Morel, President and Chief Executive Officer, West Pharmaceutical Services, Inc. (NYSE: WST) provides the following update on the explosion of unknown origin that occurred yesterday at its pharmaceutical rubber manufacturing plant on Rouse Road in Kinston, North Carolina. The facility employs 255 people and is used by West to manufacture syringe plungers and intravenous (IV) components and compounds rubber materials for use in West facilities throughout the United States. Kinston is one of West's five U.S. rubber compounding facilities, and one of ten worldwide.

"The worldwide West family sends its thoughts and prayers to the victims of this devastating incident, as well as to their families and loved ones," Morel said. "We deeply appreciate the outpouring of offers of support and help from people far and wide, and the continuing efforts of the rescue and recovery teams. Our primary focus right now is helping those in need, restoring safety to the area and working with federal, state and local officials to identify the root cause of this situation."

Injury Toll

"To date, our understanding is that three employees have been confirmed dead with 27 others injured, including eight in critical condition. We are in continuing contact with area hospitals and will provide additional information as we learn more."

Victim and Family Support

"I have personally had the opportunity to meet with members of the affected families and will be visiting with victims at area hospitals during the day. West has grief counselors on-site providing the victims and families with counseling. We are meeting with all Kinston employees today regarding the medical and salary benefits available to them from the company, as well as alternative employment possibilities that may exist at other West facilities. We are also in the process of identifying what might be available in the form of disaster relief."

Cause of Explosion

"We do not know the cause of the explosion at this time. We are working cooperatively with local and federal officials in an effort to determine the cause of this incident and will provide additional information as we get the facts. This is a process that could take days or longer."

Impact on West Business

"Clearly, the Kinston plant itself is not currently operational. However, while I and others at West are focused on this catastrophe, our operations and manufacturing teams worldwide are implementing our disaster recovery plans to utilize alternate manufacturing facilities and to minimize any possible disruption to our customers.

In addition, trading of West stock on the New York Stock Exchange has resumed, effective today, following yesterday's temporary suspension."

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About West Pharmaceutical Services

West Pharmaceutical Services, Inc. (NYSE: WST) is a global drug delivery technology company that applies proprietary materials science, formulation research and manufacturing innovation to advance the quality, therapeutic value, development speed and rapid market availability of pharmaceuticals, biologics, vaccines and consumer healthcare products. West is the world's premiere provider of standard-setting systems and device components for parenterally administered medicines and an emerging leader in the development of advanced formulation technologies for the transmucosal delivery of drugs. Internationally headquartered in Lionville, Pennsylvania, West supports its partners and customers from 50 locations throughout North America, South America, Europe, Mexico, Japan, Asia and the Pacific and Australia.

Certain statements contained in this Press Release that are not historical are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "estimate," "expect," "intend", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties. The Company's actual results may differ materially from those expressed in any forward looking statement and are dependent on a number of factors including, but not limited to: sales demand, timing of customers' projects; successful development of proprietary drug delivery technologies and systems; negotiation and timing of execution of technology licensing agreements for the continued development and marketing of drug delivery products; regulatory approval for, and licensee and market acceptance of, products based on drug delivery technologies; competitive pressures; the strength or weakness of the U.S. dollar; variability of pension income; interest-rate fluctuations; inflation; the cost of raw materials; the availability of credit facilities; and statutory tax rates. For more information visit West at www.westpharma.com.